                                                                 EXHIBIT 99.3




                          HIGH COUNTRY BANCORP, INC.
                         PROPOSED HOLDING COMPANY FOR
                     SALIDA BUILDING AND LOAN ASSOCIATION
                               SALIDA, COLORADO
                         PROPOSED MARKETING MATERIALS
                                    8-15-97

                                    [DRAFT]

                              Marketing Materials
                          High Country Bancorp, Inc.
                               Salida, Colorado
                               Table of Contents
                               -----------------


I.        Press Releases
          A.  Explanation
          B.  Schedule
          C.  Distribution List
          D.  Press Release Examples

II.       Advertisements
          A.  Explanation
          B.  Schedule
          C.  Advertisement Examples

III.      Question and Answer Brochure
          A.  Explanation
          B.  Method of Distribution
          C.  Example

IV.       Cover Letters
          A.  Explanation
          B.  Examples

V.        IRA Mailing
          A.  Explanation
          B.  Quantity
          C.  IRA Mailing Example

VI.       Individual Letters and Community Meeting Invitation
          A.  Explanation
          B.  Method of Distribution
          C.  Examples

VII.      Counter Cards and Lobby Posters
          A.  Explanation
          B.  Quantity

VIII.     Proxy Reminder
          A.  Explanation
          B.  Example

                              I.  Press Releases



A.   Explanation

     In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Association to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.


     Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.


B.   Schedule


     1.   OTS Approval of Conversion
     2.   Close of Stock Offering

                             C.  Distribution List


                          National Distribution List
                          --------------------------

National Thrift News                         Wall Street Journal
--------------------                         -------------------
212 West 35th Street                         World Financial Center
13th Floor                                   200 Liberty
New York, New York  10001                    New York, NY  10004
Richard Chang

American Banker                              SNL Securities
---------------                              --------------
One State Street Plaza                       Post Office Box 2124
New York, New York  10004                    Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                      Investors Business Daily
-------                                      ------------------------
Dow Jones & Company                          12655 Beatrice Street
Barrons Statistical Information              Post Office Box 661750
200 Burnett Road                             Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036

                               Local Media List
                               ----------------

                               (To be provided)

Newspaper
---------


Radio
-----

D.   Press Release Examples
     PRESS RELEASE                      FOR IMMEDIATE RELEASE
                                        ---------------------
                                        For More Information Contact:
                                        Larry D. Smith
                                        (719) 539-2516

                     SALIDA BUILDING AND LOAN ASSOCIATION
                     -------------------------------------

                       CONVERSION TO STOCK FORM APPROVED
                       ---------------------------------

     Salida, Colorado (____________, 1997) - Larry D. Smith, President and CEO of Salida Building and Loan Association ("Salida Building and Loan" or the "Association"), Salida, Colorado, announced that Salida Building and Loan has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. In connection with the Conversion, Salida Building and Loan has formed a holding company, High Country Bancorp, Inc., to hold all of the outstanding capital stock of Salida Building and Loan.

     High Country Bancorp, Inc. is offering up to 1,035,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Association will have an opportunity to subscribe for stock through a Subscription Offering that closes on ___________, 1997. Shares that are not subscribed for during the Subscription Offering may be offered to certain members of the general public in a Community Offering, with first preference given to natural persons and trusts of natural persons who are residents of Chaffer, Lake, Fremont and Saguache Counties. The Subscription Offering and Community Offering, if conducted, will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about ____________, 1997.

     As a result of the Conversion, Salida Building and Loan will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of High Country Bancorp, Inc. According to Mr. Smith, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers with questions concerning the stock offering should call Salida Building and Loan's Stock Information Center at (719) ________, or visit one of Salida Building and Loan's offices.

PRESS RELEASE                           FOR IMMEDIATE RELEASE
                                        ---------------------
                                        For More Information Contact:
                                        Larry D. Smith
                                        (719) 539-2516

           SALIDA BUILDING AND LOAN COMPLETES INITIAL STOCK OFFERING
           ---------------------------------------------------------

     Salida, Colorado - (____________, 1997) Larry D. Smith, President and CEO of Salida Building and Loan Association ("Salida Building and Loan" or the "Association"), announced today that High Country Bancorp, Inc., the proposed holding company for Salida Building and Loan, has completed its initial stock offering in connection with the Association's conversion from mutual to stock form. A total of ____________ shares were sold at the price of $10.00 per share.

     On ____________, 1997, Salida Building and Loan's Plan of Conversion was approved by the Association's voting members at a special meeting of members.

     Mr. Smith said that the officers and boards of directors of High Country Bancorp, Inc. and Salida Building and Loan wished to express their thanks for the response to the stock offering and that Salida Building and Loan looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock is anticipated to commence trading on ____________, 1997 on the OTC "Small Cap." Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.

                              II.  Advertisements

A.   Explanation

     The intended use of the attached advertisement "A" is to notify Salida Building and Loan's customers and members of the local community that the conversion offering is underway.

     The intended use of advertisement "B" is to remind Salida Building and Loan's customers of the closing date of the Subscription Offering.

B.   Media Schedule

     1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.

     2. Advertisement B - To be run during the last week of the subscription offering.

     Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

     Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

     These ads will run in the local newspapers.

     The ad size will be as shown or smaller.

--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW ISSUE                                                  __________, 1997

                               1,035,000 SHARES

                    These shares are being offered pursuant
                        to a Plan of Conversion whereby


                     SALIDA BUILDING AND LOAN ASSOCIATION


                            Salida, Colorado, will
        convert from a federal mutual savings and loan association to a federal capital stock savings and loan association
                    and become a wholly owned subsidiary of


                          HIGH COUNTRY BANCORP, INC.


                                 COMMON STOCK


                                _______________


                            PRICE $10.00 PER SHARE

                                _______________


                           TRIDENT SECURITIES, INC.

               For a copy of the prospectus call (719) ________.

Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.


   THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                     SALIDA BUILDING AND LOAN ASSOCIATION


                    __________ __, 1997 IS THE DEADLINE TO
                   ORDER STOCK OF HIGH COUNTRY BANCORP, INC.


               Customers of Salida Building and Loan Association
                             have the opportunity
               to invest in Salida Building and Loan Association
                                by subscribing
               for common stock in its proposed holding company


                          HIGH COUNTRY BANCORP, INC.


                 A Prospectus relating to these securities is
                   available at our office or by calling our
                  Stock Information Center at (719) ________.


               This announcement is neither an offer to sell nor a
                 solicitation of an offer to buy the stock of
           High Country Bancorp, Inc.  The offer is made only by the
                Prospectus.  The shares of common stock are not
             deposits or savings accounts and will not be insured
                 by the Federal Deposit Insurance Corporation
                        or any other government agency.


Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

-------------------------------------------------------------------------------

                      III.  Question and Answer Brochure


A.   Explanation

     The Question and Answer brochure is an essential marketing piece in any conversion. It serves two purposes: a) to answer some of the most commonly asked questions in "plain, everyday language"; and b) to highlight in brochure form the purchase commitments of the Association's officers and directors shown in the Prospectus. Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.


B.   Method of Distribution

     There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

     1. A Question and Answer brochure is sent out in the initial mailing to all members of the Association.
     2. Question and Answer brochures are available in Salida Building and Loan's offices.
     3. Question and Answer brochures may be sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                    PROPOSED OFFICER AND DIRECTOR PURCHASES

                                                                                             Percent of Shares
                                                                       Aggregate Price of    Purchased Based
Name and Position                                     Total Shares     Amount of Purchase    on Midpoint of Offer
-----------------                                     ------------     ------------------    -------------------
Robert B. Mitchell, Chairman of the Board
Larry D. Smith, President and Director
Scott G. Erchul, Vice President and Director
Timothy G. Glenn, Director
Phillip W. Harsh, Director
Richard A. Young, Director
Frank L. DeLay, Chief Financial Officer                   --------     $-------

Total
                                                      ============     ==================    ===================


     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY HIGH COUNTRY BANCORP, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (719)
______________.
     THE SHARES OF HIGH COUNTRY BANCORP, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          HIGH COUNTRY BANCORP, INC.
           (HOLDING COMPANY FOR SALIDA BUILDING AND LOAN ASSOCIATION)

                             QUESTIONS AND ANSWERS
                                 REGARDING
                            THE PLAN OF CONVERSION



On May 15, 1997, the Board of Directors of Salida Building and Loan Association ("Salida Building and Loan" or the "Association") unanimously adopted the Plan of Conversion (the "Plan"), pursuant to which Salida Building and Loan will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association (the "Conversion"). In addition, all of Salida Building and Loan's outstanding capital stock will be issued to High Country Bancorp, Inc. (the "Holding Company"), which was organized by Salida Building and Loan to own Salida Building and Loan as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Salida Building and Loan will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Salida Building and Loan's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Salida Building and Loan.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated __________, 1997 and the Proxy Statement dated __________, 1997. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at (719) ________.

     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY HIGH COUNTRY BANCORP, INC. COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

     THE SHARES OF HIGH COUNTRY BANCORP, INC. COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                             QUESTIONS AND ANSWERS


Questions and Answers Regarding the Subscription and Community Offerings

                                 MUTUAL TO STOCK CONVERSION
                                 --------------------------

1.   Q.   WHAT IS A "CONVERSION"?

     A. Conversion is a change in the legal form of organization. Salida Building and Loan currently operates as a federally-chartered mutual savings and loan association with no stockholders. Through the Conversion, Salida Building and Loan will become a federally-chartered stock savings and loan association, and the stock of its holding company, High Country Bancorp, Inc. will be held by stockholders who purchase stock in the Subscription and Community Offerings or in the open market following the Offerings.

2.   Q.   WHY IS SALIDA BUILDING AND LOAN CONVERTING?

     A. Salida Building and Loan, as a mutual savings and loan association, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Association will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Salida Building and Loan by providing a larger capital base from which the Association may operate, the ability to attract and retain qualified management through stock-based employee benefit plans, enhanced ability to diversify into other financial services related activities and expanded ability to render services to the public.


          Salida Building and Loan believes that converting to the stock form of organization will allow Salida Building and Loan to more effectively compete with local community banks, thrifts, and with statewide and regional banks, which are in stock form. Salida Building and Loan believes that by combining its existing quality service and products with a local ownership base the Association's customers and community members who become stockholders will be inclined to do more business with Salida Building and Loan.


          Furthermore, because Salida Building and Loan competes with local and regional banks not only for customers, but also for employees. Salida Building and Loan believes that the stock form of organization will better afford the Association the opportunity to attract and retain employees, management and directors through various stock benefit plans which are not available to mutual savings institutions.

3.   Q.   IS SALIDA BUILDING AND LOAN'S MUTUAL TO STOCK CONVERSION
          BENEFICIAL TO THE COMMUNITIES THAT THE ASSOCIATION SERVES?
     A. Management believes that the structure of the Subscription and Community Offerings is in the best interest of the communities that Salida Building and Loan serves because following the Conversion it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Management desires that a significant portion of the shares of common stock sold in the Offerings will be sold to residents of the Association's Local Community (Chaffee, Lake, Fremont and Saguache Counties, Colorado).

4.   Q.   WHAT EFFECT WILL THE CONVERSION HAVE ON DEPOSIT ACCOUNTS AND
          LOANS?
     A. Terms and balances of accounts in Salida Building and Loan and interest rates paid on such accounts will not be affected by the Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with Salida Building and Loan.

5.   Q.   WILL THE CONVERSION CAUSE ANY CHANGES IN SALIDA BUILDING AND
          LOAN'S PERSONNEL?
     A. No. Both before and after the Conversion, Salida Building and Loan's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.   Q.   WHAT APPROVALS MUST BE RECEIVED BEFORE THE CONVERSION BECOMES
          EFFECTIVE?
     A. First, the Board of Directors of Salida Building and Loan must adopt the Plan of Conversion, which occurred on May 15, 1997. Second, the Office of Thrift Supervision must approve the applications required to effect the Conversion. These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by Salida Building and Loan's voting members. A Special Meeting of voting members will be held on __________ __, 1997, to consider and vote upon the Plan of Conversion.


                              THE HOLDING COMPANY
                              -------------------

7.   Q.   WHAT IS A HOLDING COMPANY?
     A. A holding company is a company that owns another entity. Concurrent with the Conversion, Salida Building and Loan will become a subsidiary of High Country Bancorp, Inc., a company organized by Salida Building and Loan to acquire all of the capital stock of Salida Building and Loan to be outstanding after the Conversion.

8.   Q.   IF I DECIDE TO BUY STOCK IN THIS OFFERING, WILL I OWN STOCK IN THE
          HOLDING COMPANY OR SALIDA BUILDING AND LOAN?
     A. You will own stock in High Country Bancorp, Inc. However, High Country Bancorp, Inc., as a holding company, will own all of the outstanding capital stock of Salida Building and Loan.

9.   Q.   WHY DID THE BOARD OF DIRECTORS FORM THE HOLDING COMPANY?
     A. The Board of Directors believes that the Conversion of Salida Building and Loan and the formation of the Holding Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Association's business activities. The Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel.


                         ABOUT BECOMING A STOCKHOLDER
                         ----------------------------


10.  Q.   WHAT ARE THE SUBSCRIPTION AND COMMUNITY  OFFERINGS?
     A. Under the Plan of Conversion adopted by Salida Building and Loan, the Holding Company is offering shares of stock in the Subscription Offering, to certain current and former customers of the Association and to the Association's Employee Stock Ownership Plan ("ESOP"). Shares which are not subscribed for in the Subscription Offering, if any, may be offered to the general public in a Community Offering with preference given to natural persons who are permanent residents of the Association's Local Community (Chaffee, Lake, Fremont and Saguache Counties). These Offerings are consistent with the board's objective of High Country Bancorp, Inc. being a locally owned financial institution. The Subscription Offering and Community Offering, if conducted, are being managed by Trident Securities, Inc. It is anticipated that any shares not subscribed for in either the Subscription or Community Offerings may be offered for sale in a Syndicated Community Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

11.  Q.   MUST I PAY A COMMISSION TO BUY STOCK IN CONJUNCTION WITH THE
          SUBSCRIPTION, COMMUNITY OR COMMUNITY OFFERINGS?
     A. No. You will not pay a commission to buy the stock if the stock is purchased in the Subscription Offering or Community Offering, if conducted.

12.  Q.   HOW MANY SHARES OF HIGH COUNTRY BANCORP, INC. STOCK WILL BE ISSUED IN
          THE CONVERSION?
     A. It is currently expected that between 765,000 shares and 1,035,000 shares of common stock will be sold at a price of $10.00 per share.
          As a result of changes in market and financial conditions prior to the completion of the conversion or to fill orders of the ESOP and subject to the Office of Thrift supervision approval, the offering may be increased to 1,190,250 shares without further notice to you.

13.  Q.   HOW WAS THE PRICE DETERMINED?
     A. The aggregate price of the common stock was determined by Ferguson & Company, an independent appraisal firm specializing in the thrift industry, and was approved by the Office of Thrift Supervision. The price is based on the pro forma market value of Salida Building and Loan and the Holding Company as determined by the independent valuation.

14.  Q.   WHO IS ENTITLED TO BUY STOCK IN THE CONVERSION?
     A. The shares of High Country Bancorp, Inc. to be issued in the Conversion are being offered in the Subscription Offering in the following order of priority to: (i) Eligible Account Holder (The term "Eligible Account Holders" shall hereinafter mean depositors whose accounts in the Association total $50.00 or more as of December 31,
          1995), (ii) the Association's ESOP, (iii) depositors with $50.00 or more on deposit at the Association as of September 30, 1997, other than Eligible Account Holders, ("Supplemental Eligible Account Holders"), (iv) depositors and borrowers of the Association as of _____________, 1997, other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion. Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering may be offered in the Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Association's Local Community (Chaffee, Lake, Fremont and Saguache Counties). Shares, if any, not subscribed for in the Subscription or Community Offerings may be offered to the general public in a Syndicated Community Offering.

15.  Q.   ARE THE SUBSCRIPTION RIGHTS TRANSFERABLE?
     A. No. Subscription rights granted to Salida Building and Loan's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in the Conversion are not transferable. Persons violating such prohibition, directly or indirectly, may lose their right to purchase stock in the Conversion and be subject to other possible sanctions.

16.  Q.   WHAT ARE THE MINIMUM AND MAXIMUM NUMBERS OF SHARES THAT I CAN PURCHASE
          IN THE CONVERSION?
     A. The minimum number of shares is 25. The maximum number of shares that may be purchased in aggregate in the Conversion by any person or entity other than the ESOP, together with any associate or persons or entities acting in concert with such person, currently is $250,000 of common stock issued in the conversion.

17.  Q.   ARE THE BOARD OF DIRECTORS AND MANAGEMENT OF SALIDA BUILDING AND LOAN
          BUYING A SIGNIFICANT AMOUNT OF THE STOCK OF THE HOLDING COMPANY?
     A. Directors and executive officers of the Association are expected to subscribe for _________ shares. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription or Community Offerings.

18.  Q.   HOW DO I SUBSCRIBE FOR SHARES OF STOCK?
     A. To subscribe for shares of stock in the Subscription Offering, you should send or deliver a stock order form together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts as described below) to Salida Building and Loan in the postage-paid envelope provided. The stock order form and payment or withdrawal authorization instructions must be received prior to the close of the Subscription Offering, which will terminate at 12:00 p.m., Local Time, on __________ __, 1997, unless extended. Payment for shares may be made in cash (if made in person) or by check or money order. Subscribers who have deposit accounts with Salida Building and Loan may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of High Country Bancorp, Inc. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. IT IS THE RESPONSIBILITY OF EACH SUBSCRIBER QUALIFYING AS AN ELIGIBLE ACCOUNT HOLDER, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER OR OTHER MEMBER TO LIST COMPLETELY ALL ACCOUNT NUMBERS FOR QUALIFYING SAVINGS ACCOUNTS OR LOANS AS OF THE QUALIFYING DATE ON THE STOCK ORDER FORM.

          If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which may commence at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than ______________, 1998. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins. Members of the general public should contact the Stock Information Center at (719) ________ for additional information.

19.  Q.   MAY I USE FUNDS IN A RETIREMENT ACCOUNT TO PURCHASE STOCK?
     A. Yes. If you are interested in using funds held in your retirement account at Salida Building and Loan, the Stock Information Center can assist you in transferring those funds to a self-directed IRA, if necessary, and directing the trustee to purchase the stock. This process may be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account. Due to the additional paperwork involved, IRA transfers must be completed by _________. For additional information, call the Stock Information Center at (719) __________.

20.  Q.   WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR A STOCK PURCHASE?
     A. Yes. Salida Building and Loan will pay interest at its passbook rate from the date the funds are received until completion of the stock offering or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with Salida Building and Loan will continue to earn interest at the contractual rate until the date of the completion of the Conversion.



21.  Q.   MAY I OBTAIN A LOAN FROM SALIDA BUILDING AND LOAN TO PAY FOR SHARES

          PURCHASED IN THE CONVERSION?
     A. No. Federal regulations prohibit Salida Building and Loan from making loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.  Q.   IF I BUY STOCK IN THE CONVERSION, HOW WOULD I GO ABOUT BUYING
          ADDITIONAL SHARES OR SELLING SHARES IN THE AFTERMARKET?
     A. The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to trade its Common Stock on the Nasdaq SmallCap Market under the symbol "___" there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market listing requirements, which currently include a minimum of two market makers in the Common Stock. Trident Securities has indicated its intention to make a market in the Common Stock, and the Association anticipates that it will be able to secure at least one additional market maker for the Common Stock. However, it is unlikely that an active trading market for the Common Stock will develop, and there can be no assurance that the shares of Common Stock being offered in the Conversion can be resold at or above the $10.00 purchase price.

23.  Q.   WHAT IS THE HOLDING COMPANY'S DIVIDEND POLICY?
     A. The Board of Directors of the Holding Company intends to adopt a policy of paying regular cash dividends at an annual rate of $0.30 per share (3.0%) commencing no earlier than the quarter ending March 31, 1998. Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the operating results and financial condition of the Holding Company, net worth and capital requirements and regulatory restrictions on the payment of dividends by the Association to the Holding Company upon which dividends paid by the Holding Company eventually will be primarily dependent. There can be no assurance that dividends will in fact be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods.

24.  Q.   WILL THE FDIC INSURE THE SHARES OF THE HOLDING COMPANY?
     A. No. The shares of High Country Bancorp, Inc. are not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.  Q.   IF I SUBSCRIBE FOR SHARES AND LATER CHANGE MY MIND, WILL I BE ABLE TO
          GET A REFUND OR MODIFY MY ORDER?
     A. No. Your order cannot be canceled, withdrawn or modified once it has been received by Salida Building and Loan without the consent of the Holding Company.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                   -----------------------------------------


26.  Q.   AM I ELIGIBLE TO VOTE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD TO
          CONSIDER THE PLAN OF CONVERSION?
     A. You are eligible to vote at the Special Meeting of Members to be held on __________ __, 1997 if you were a depositor or borrower of Salida Building and Loan at the close of business on the Voting Record Date (_______, 1997) or as a borrower of Salida Building and Loan on (________, ____) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.  Q.   HOW MANY VOTES DO I HAVE?
     A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

28.  Q.   IF I VOTE "AGAINST" THE PLAN OF CONVERSION AND IT IS APPROVED, WILL I
          BE PROHIBITED FROM BUYING STOCK DURING THE SUBSCRIPTION OFFERING?
     A. No. Voting against the Plan of Conversion in no way restricts you from purchasing High Country Bancorp, Inc. stock in the Subscription Offering.

29.  Q.   DID THE BOARD OF DIRECTORS OF SALIDA BUILDING AND LOAN UNANIMOUSLY
          ADOPT THE PLAN OF CONVERSION?
     A. Yes. Salida Building and Loan's Board of Directors unanimously adopted the Plan of Conversion and urges that all members vote "FOR" approval of such Plan.

30.  Q.   WHAT HAPPENS IF SALIDA BUILDING AND LOAN DOES NOT GET ENOUGH VOTES TO
          APPROVE THE PLAN OF CONVERSION?
     A. The Conversion would not take place, and Salida Building and Loan would remain a mutual savings institution.

31.  Q.   AS A QUALIFYING DEPOSITOR OR BORROWER OF SALIDA BUILDING AND LOAN, AM
          I REQUIRED TO VOTE?
     A. No. However, failure to return your proxy card or otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.  Q.   WHAT IS A PROXY CARD?
     A. A proxy card gives you the ability to vote without attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card is located in the window sleeve of your informational packet(s).

          You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy. Previously executed proxies, other than those proxies sent pursuant to the

          Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.  Q.   HOW CAN I GET FURTHER INFORMATION CONCERNING THE STOCK OFFERING?
     A. You may call the Stock Information Center at (719) ________ for further information or to request a copy of the Prospectus, a stock order form, a proxy statement or a proxy card.

     THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY HIGH COUNTRY BANCORP, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (719)
______________.
     THE SHARES OF HIGH COUNTRY BANCORP, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                     IV. Cover Letters for Initial Mailing



A.   Explanation

     These cover letters are used as an introduction for the Offering and Proxy materials mailed to potential investors.

B.   Examples

                     (Salida Building and Loan Letterhead)
                              ____________, 1997



Dear Valued Customer:


     Salida Building and Loan Association ("Salida Building and Loan" or the "Association") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of Salida Building and Loan in that it allows customers, community members, directors and employees an opportunity to own stock in High Country Bancorp, Inc., the proposed holding company for the Association.
     Since 1886, the Association has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at the Association, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Association. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Association.
     As one of our valued members, you have the opportunity to invest in the Association's future by purchasing stock in High Country Bancorp, Inc. without paying a sales commission.
     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Association not later than 12:00 p.m. Local Time on __________, 1997.
     Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" the Association's Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.
     We have also enclosed a Prospectus and Proxy Statement which fully describes the Association, its management, board and financial strength and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (719) _____.
     We look forward to continuing to provide quality financial services to you in the future.

                                  Sincerely,

                                  Larry D. Smith
                                  President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.
THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     (Salida Building and Loan Letterhead)

                                 ____________, 1997


Dear Interested Investor:


     Salida Building and Loan Association ("Salida Building and Loan" or the "Association") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of the Association in that it allows customers, community members, directors and employees an opportunity to own stock in High Country Bancorp, Inc., the proposed holding company for the Association.


     Since 1886, the Association has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Association deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Association.


     Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Association.


     Enclosed is a Prospectus which fully describes the Association, its management, board and financial strength. Please review it carefully before you make an investment decision. If you decide to invest, please return to the Association a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 p.m. Local Time on _________, 1997. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (719) ________.


     We look forward to continuing to provide quality financial services to you in the future.

                                  Sincerely,


                                  Larry D. Smith
                                  President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.


THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     (Salida Building and Loan Letterhead)


                              _____________, 1997

Dear Friend:


     Salida Building and Loan Association ("Salida Building and Loan" or the "Association") is pleased to announce that we have received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of Salida Building and Loan in that it allows customers, community members, directors and employees an opportunity to own stock in High Country Bancorp, Inc., the proposed holding company for the Association.

     Since 1886, the Association has successfully operated as a mutual company. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Association deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Association.

     Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Association.

     Our records indicate that you were a depositor of the Association on __________, but that you were not a member on _____________, 1997. Therefore, under applicable law, you are entitled to subscribe for Common Stock in High Country Bancorp, Inc.'s Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1997 and upon receipt of all required regulatory approvals. Since you are no longer a current member, you are not entitled to vote at the special meeting of members.

     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received at the Association not later than 12:00 p.m. Local Time on _________, 1997.

     Enclosed is a Prospectus which fully describes the Association, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(719) ________.

     We look forward to providing quality financial services to you in the future.

                                  Sincerely,

                                  Larry D. Smith
                                  President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.
THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL

AGENCY.

                     (Salida Building and Loan Letterhead)


                               ___________, 1997

Dear Member:

     As a qualified member of Salida Building and Loan Association ("Salida Building and Loan" or the "Association"), you have the right to vote upon the Association's proposed Plan of Holding Company Conversion and also generally have the right to subscribe for shares of common stock of High Country Bancorp, Inc., the proposed holding company for Salida Building and Loan through the mutual to stock conversion of the Association. However, the proposed plan of Holding Company Conversion provides that High Country Bancorp, Inc. will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require High Country Bancorp, Inc. to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

     You may vote on the proposed Plan of Holding Company Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Salida Building and Loan's Stock Information Center at
(719)______________.


                                   Sincerely,


                                   Larry D. Smith
                                   President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                             (Trident Letterhead)


                               ___________,1997


To Members and Friends of Salida Building and Loan Association:

     At the request of High Country Bancorp, Inc. (the "Holding Company") and Salida Building and Loan Association ("Salida Building and Loan") we have enclosed their Prospectus and a Stock Order Form for your use should you decide to subscribe for shares of Common Stock of the Holding company being issued in connection with the conversion of Salida Building and Loan from a federally-charted mutual savings bank to a federally-chartered stock savings bank and the formation of the Holding Company as the parent holding company for Salida Building and Loan.

     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed Stock Order Form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal in such amount from your authorized deposit account(s) at Salida Building and Loan) so that it is received at Salida Building and Loan's office no later than 12:00 noon, Eastern Time on ________, 1997.

     The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. Should you have any questions you may contact the Stock Information Center at (__) ___________.


                                   Sincerely,

                                   TRIDENT SECURITIES, INC.



     The shares of common stock offered in the conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                                V. IRA Mailing

A.   Explanation

     A special IRA mailing is proposed to be sent to all IRA customers of the Association in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Association.

B.   Quantity

     One IRA letter is proposed to be mailed to each IRA customer of the Association. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.   Example - See following page.

                     (Salida Building and Loan Letterhead)


                              _____________, 1997


Dear Individual Retirement Account Participant:

     As you know, Salida Building and Loan Association is in the process of converting from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association and has formed High Country Bancorp, Inc. to hold all of the stock of Salida Building and Loan (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Salida Building and Loan have the opportunity to purchase shares of common stock of High Country Bancorp, Inc. in a Subscription Offering. High Country Bancorp, Inc. currently is offering up to 1,035,000 shares, subject to adjustment, of High Country Bancorp, Inc. at a price of $10.00 per share.

     As the holder of an individual retirement account ("IRA") at Salida Building and Loan, you have an opportunity to become a shareholder in High Country Bancorp, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of High Country Bancorp, Inc. through your IRA, Salida Building and Loan can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

     If you are interested in ordering High Country Bancorp, Inc. Common Stock utilizing IRA funds, you must contact our Conversion Center at (719) __________ no later than __________, 1997.


                                   Sincerely,



                                   Larry D. Smith
                                   President and CEO


This letter is neither an offer to sell nor a solicitation of an offer to buy High Country Bancorp, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you.
THE SHARES OF HIGH COUNTRY BANCORP, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

           VI.  Individual Letters and Community Meeting Invitations

A.   Explanation

          In order to educate the public about the stock offering, Trident suggests holding Community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Association submit a list of acquaintances that he or she would like to invite to a community meeting.

B.   Method of Distribution of Invitations and Prospect Letters

          Each Director submits his list of prospects.

          Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent to prospects to thank them for their attendance and to remind them of closing dates.

C.   Examples enclosed.

--------------------------------------------------------------------------------


                          The Directors and Officers


                                      of


                     Salida Building and Loan Association


                    cordially invite you to attend a brief


                 presentation regarding the stock offering of


           High Country Bancorp, Inc., our proposed holding company


                             Please join us at the


                            ______________________

                              ___________________

                           _________________________

                              __________________

                             _____________________


                               for refreshments


YOU MUST RESPOND BY ____________ TO RESERVE A SEAT
R.S.V.P. (719) _____________

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by a Prospectus! There shall be no sale of stock in any state in which any offer, solicitation of an offer or sales of stock would be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------

Sent to prospects who are customers*


                             _______________, 1997

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

     Recently you may have read in the newspaper that Salida Building and Loan Association ("The Association") will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. This is the most significant event in the history of the Association in that it allows customers, employees and directors the opportunity to share in Salida Building and Loan's future by becoming charter stockholders of the Association's newly-formed holding company, High Country Bancorp, Inc.

     As a customer of Salida Building and Loan, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

     Please feel free to call me or the Salida Building and Loan's Stock Information Center at (719) ________ if you have any questions. I look forward to seeing you at one of our informational presentations.


                                  Sincerely,



                                  Larry D. Smith
                                  President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to prospects who are not customers*


                              ____________, 1997


&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     Recently you may have read in the newspaper that Salida Building and Loan Association ("The Association") will be converting from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. This is the most significant event in the history of the Association in that it allows customers, employees and directors the opportunity to share in Salida Building and Loan's future by becoming charter stockholders of the Association's holding company, High Country Bancorp, Inc.

     [Director] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors of Salida Building and Loan to discuss the stock offering in more detail. You will receive an invitation in the near future.

     Please feel free to call me or the Salida Building and Loan's Stock Information Center at (719) _______ if you have any questions. I look forward to seeing you at one of our information presentations.

                                  Sincerely,



                                  Larry D. Smith
                                  President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to those attending a community meeting*


                                   ____________, 1997


&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

     Thank you for attending our informational presentation relating to Salida Building and Loan Association's conversion to a stock company. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

     Obviously, we are excited about this stock offering and the opportunity to share in the future of Salida Building and Loan. This conversion is the most important event in our history and it gives the Association the strength to compete in the future and will provide the Association additional corporate flexibility.

     We may contact you in the near future to get an indication of your interest in our offering. If you make a decision to invest, please return your order form no later than ___________, 1997. If you have any questions, please call the Stock Information Center at (719) ________.

                                   Sincerely,


                                   Larry D. Smith
                                   President and CEO


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Sent to those not attending a community meeting *


                                   _________, 1997


&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am sorry you were unable to attend our recent presentation regarding Salida Building and Loan Association's mutual to stock conversion. The Board of Directors and management team of Salida Building and Loan are committed to contributing to long term shareholder value and as a group we are personally investing approximately $_________ of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of Salida Building and Loan.

     We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and ___________, 1997, I encourage you to either stop by our Stock Information Center or call (719) __________.

     I hope you will join me as a charter stockholder in High Country Bancorp, Inc.

                                   Sincerely,


                                   Larry D. Smith
                                   President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Final Reminder Letter *


                                   _________, 1997

&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am writing to remind you that the deadline for purchasing stock in High Country Bancorp, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Colorado's newest publicly owned financial institutions.

     The deadline for becoming a charter stockholder is ____________, 1997. If you have any questions, please call our Stock Information Center at (719)
__________.

     Once again, I look forward to having you join me as a charter stockholder in High Country Bancorp, Inc.

                                   Sincerely,


                                   Larry D. Smith
                                   President and CEO

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                     VII. Counter Cards and Lobby Posters

A.   Explanation

     Counter cards and lobby posters serve two purposes: (1) As a notice to Salida Building and Loan's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.   Quantity

     Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.

     Approximately 1 - 2 Lobby posters will be used at Salida Building and Loan's office.

C.   Example

D.   Size

     The counter card will be approximately 8 1/2" x 11".
     The lobby poster will be approximately 16" x 20".

C.

                            POSTER OR COUNTER CARD

================================================================================

                          "TAKE STOCK IN OUR FUTURE"


                          "HIGH COUNTRY BANCORP, INC.

                           STOCK OFFERING MATERIALS

                                AVAILABLE HERE"


                     SALIDA BUILDING AND LOAN ASSOCIATION


     This is not an offer to sell or a solicitation of an offer to buy stock. This offer will be made only by a Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock will be unlawful.

     THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

================================================================================

                             VIII.  Proxy Reminder

A.   Explanation

     A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example

C.   Size

     Proxy reminder is approximately 8 1/2" x 11".

B.  Example

--------------------------------------------------------------------------------

                          P R O X Y  R E M I N D E R

                     SALIDA BUILDING AND LOAN ASSOCIATION

YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED. YOUR VOTE IS VERY
---------                              ---------------------  -----------------
IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST
---------
THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY PURCHASE STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE
                     ----------------------------
PROXY CARD TO SALIDA BUILDING AND LOAN TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.
            ---

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.


                                        THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                        SALIDA BUILDING AND LOAN ASSOCIATION

--------------------------------------------------------------------------------

                       IF YOU RECENTLY MAILED THE PROXY,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                  FOR FURTHER INFORMATION CALL (719) _______.

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of High Country Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.